Exhibit 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act or 1934



                Date of Report (Date of earliest event reported)
                                October 5, 1998


                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                   -----------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Delaware                      0-26570                  61-1284899
----------------------------        -------------         ---------------------
(State or other jurisdiction        (SEC File No.)            (IRS Employer
     of incorporation)                                    Identification Number)


104 South Chiles, Harrodsburg, Kentucky                         40330-1620
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (606) 734-5452
                                                    --------------


         ========================Not Applicable=======================
         (Former name or former address, if changed since last Report)

                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5. Other Events
--------------------

          On October 5, 1998, the registrant announced that its Board of Directors had adopted a stock repurchase program that authorizes the repurchase of up to 5% of the outstanding shares of the common stock of the registrant by Septenber 29, 1999.

          For further details, reference is made to the press release dated October 5, 1998, which is attached hereto as Exhibit 99 and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99 -- Press Release dated October 5, 1998.
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

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       HARRODSBURG FIRST FINANCIAL BANCORP, INC.


Date: October 5, 1998                        By: /s/ Jack D. Hood
                                                 ------------------------------
                                                 Jack D. Hood
                                                 President

                                     [Logo]

                   Harrodsburg First Financial Bancorp, Inc.
                   -----------------------------------------
                        104 S. Chiles St., P.O. Box 384
                             Harrodsburg, KY 40330


Harrodsburg First Financial Bancorp, Inc.         Contact: Jack D. Hood
(Nasdaq National Market: HFFB)                             606-734-5452
104 South Chiles Street
Harrodsburg, Kentucky 40330-1620                  For Immediate Release
                                                  October 5, 1998


                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                      Approval of Stock Repurchase Program

     Harrodsburg, Kentucky -- October 5, 1998 -- Harrodsburg First Financial Bancorp, Inc. (Nasdaq National Market: HFFB), the holding company of First Federal Savings Bank of Harrodsburg, has announced its intention to repurchase up to 96,176 shares of the Company's common stock. Mr. Jack D. Hood, President, said the Company has been authorized by its Board of Directors to repurchase up to 96,176 shares or 5% of its 1,923,518 outstanding shares of common stock. There is no assurance that the full 5% will be repurchased.

     The repurchases are expected to be made in open-market transactions, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. Such repurchased shares will become treasury shares and will be utilized for general corporate and other purposes, including the issuances of shares in connection with the exercise of stock options.

     The Company completed its offering of common stock in connection with the conversion of Harrodsburg First Federal Savings and Loan Association from a federally chartered mutual savings association to a federally chartered stock savings bank changing its name to First Federal Savings Bank of Harrodsburg on September 29, 1995. The Company sold 2,182,125 shares at $10.00 per share, raising $21,821,250 in gross proceeds.

     At June 30, 1998, the Company reported total consolidated assets and consolidated shockholers' equity of $109.1 million and $28.9 million, respectively. First Federal Savings Bank of Harrodsburg operates through its main office located in Harrodsburg and through a full service branch located in Lawrenceburg. The Bank's deposits are insured up to legal maximum limits by the Federal Deposit Insurance Corporation (FDIC).